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                                                          Exhibit 23.3


             CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated October 7, 1997 included in Vertex Industries, Inc.'s Transition Report on Form 10-K for the year ended September 30, 1999 and to all references to our Firm included in this registration statement.

/s/ARTHUR ANDERSEN LLP
Roseland, New Jersey
February 7, 2000